Rule 424(b)(2)
			Registration Nos. 333-14791
	NASD File No. 961029005
	Cusip #: 52517PLM1

REVISED PRICING SUPPLEMENT NO. 267
Trade Date: September 23, 1997 to Prospectus
Supplement dated August 11, 1997
and Prospectus dated August 11, 1997

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series E
                  		(Fixed Rate)

Due from Nine Months to 30 Years from Date of Issue

Pricing to Public:  100%

Agent's Commission: .25%

Settlement Date: 09/26/97

Interest Rate Per Annum:  6.40%

Interest Payment Dates:	Every 2/15 and 8/15

Maturity Date:  8/30/00

These Notes, issued under Pricing Supplement No. 267, may be sold in minimum denominations of $1,000, or any amount in excess thereof which is an integral multiple of $1,000.

The aggregate principal amount of this offering is $230,000,000 and relates only to Pricing Supplement No. 267. Medium-Term Notes, Series E may be issued by the Company in an aggregate principal amount of up to $10,267,500,000 and, to date, including this offering, an aggregate of $9,562,325,000 Medium-Term Notes, Series E has been issued and $5,641,390,000 are outstanding.